Exhibit 99.1

9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE

CONTACT: Don Grimes

(616) 863-4404

WOLVERINE WORLDWIDE ANNOUNCES THIRD QUARTER 2012 RESULTS; COMPANY RAISES ESTIMATES FOR 2013 AND 2014 ACCRETION FROM TRANSFORMATIVE ACQUISITION OF PERFORMANCE + LIFESTYLE GROUP

Rockford, Michigan, October 16, 2012 — Wolverine Worldwide (NYSE: WWW) today reported financial results for the third quarter ended September 8, 2012. Revenue and adjusted earnings per share were in line with the Company’s expectations communicated on September 6, 2012, and reflected difficult macroeconomic and retail conditions in Europe, mitigated by strength in the United States.

Revenue for the quarter was $353.1 million, 2.4% lower than the prior year’s third quarter when revenue grew approximately 13%. Foreign exchange negatively impacted reported revenue by $5.4 million.

Adjusted for $0.06 per share of non-recurring expenses related to the acquisition of the Performance + Lifestyle Group (“PLG”) of Collective Brands, Inc., which the Company completed on October 9, 2012, earnings in the quarter were $0.72 per share compared to prior-year earnings of $0.82 per share. Reported diluted earnings per share in the quarter were $0.66.

“In light of the continued macroeconomic challenges in Europe, we are pleased that the Company’s core business, even without contributions from the just-acquired Sperry Top-Sider, Stride Rite, Saucony and Keds brands, is on track to deliver another year of record revenue,” said Blake W. Krueger, Chairman and Chief Executive Officer. “Importantly, many of our brands posted strong revenue growth during the quarter, despite the headwinds in Europe. Our U.S. footwear business had another very solid quarter, with increases from virtually all of our brands and double-digit increases from Hush Puppies, Caterpillar Footwear and Sebago. Several brands also posted double-digit increases in third-party international markets, including Wolverine, Caterpillar Footwear, Sebago and Harley-Davidson Footwear. The Company’s leather business and consumer-direct business also delivered double-digit revenue growth.

— more —

“This is an exciting time for Wolverine Worldwide, as just last week we completed the PLG acquisition. We are now a 16-brand, $2.5+ billion organization – representing the largest footwear company in the world, outside of the pure athletic companies. As we look ahead, we are confident about our brands’ ability to deliver a solid finish to the year. We believe the opportunities for significant domestic and international growth for the newly-expanded portfolio and the addition of more than 3,800 talented associates position us to deliver impressive financial results to Wolverine Worldwide shareholders well into the future.”

Additional details:

•

Gross margin in the quarter decreased 140 basis points to 39.2%, compared to prior-year gross margin of 40.6%, with the majority of the decrease driven by negative mix and higher product costs, partially offset by selling price increases and foreign exchange contract gains.

•

Adjusted for non-recurring acquisition-related expenses of $3.0 million in the quarter, operating expenses were $89.2 million, compared to $90.2 million in the prior year, as $2.4 million of incremental non-cash pension expense was more than offset by the Company’s continued discipline in managing its discretionary operating expenses. Reported operating expenses were $92.2 million in the third quarter.

•

Financing costs of $1.4 million were incurred in the quarter related to the senior secured credit facility that was executed on July 31, 2012. When added to the $3.0 million of acquisition-related SG&A noted above, total acquisition-related expenses in the quarter were $4.4 million.

•	The effective tax rate in the quarter was 27.1%. The year-to-date effective tax rate of 17.7% reflects the non-recurring tax benefits recorded in the first half of the fiscal year.

•

Inventory at the end of the third quarter was 2.0% lower than the prior year, as the Company aggressively managed its inventories to appropriate levels in the face of challenging retail conditions, primarily in Europe.

•	The Company ended the quarter with $144.3 million of cash and cash equivalents on its balance sheet.

— more —

While still expecting a stronger at-once order environment in its fourth fiscal quarter, the Company expects continued European macroeconomic turmoil to present challenges over the balance of the fiscal year. The Company’s revised full-year revenue guidance is in the range of $1.425 billion to $1.435 billion, an increase of 1.1% to 1.8% over the prior year’s record revenue. The midpoint of this full-year guidance implies fourth quarter revenue of approximately $441 million, or growth of 8.5% vs. the prior year. Excluding the impact of the PLG acquisition, the Company now expects fully diluted earnings in the range of $2.26 to $2.31 per share.

Including the contribution from PLG from the date of closing forward, full-year revenue is expected to be in the range of $1.645 billion to $1.655 billion. As disclosed last week, the Company expects the contribution to earnings from the PLG acquisition in the 2012 stub period to be dilutive in the range of $0.25 to $0.30 per share, driven primarily by the transaction closing date and the seasonality of PLG’s business. As also disclosed last week, the estimate of 2013 earnings accretion from the acquisition was raised to a range of $0.35 to $0.50 per share, and the estimate of 2014 earnings accretion was raised to a range of $0.60 to $0.80 per share.

The Company will host a conference call at 8:30 a.m. EDT today to discuss these results and current business trends. To listen to the call at the Company’s website, go to www.wolverineworldwide.com, click on “Investor Relations” in the navigation bar, and then click on “Webcasts & Presentations” from the side navigation bar of the “Investor Relations” page. To listen to the webcast, your computer must have a streaming media player, which can be downloaded for free at www.wolverineworldwide.com. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company’s website through December 31, 2012.

With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry Top-Sider®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Sebago®, Cushe®, Chaco®, Bates®, HYTEST®, and Soft Style®. The Company also is the global footwear licensee of popular brands including CAT®, Harley-Davidson® and Patagonia®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

This press release contains forward-looking statements. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: the Company’s ability to realize the benefits of the PLG acquisition on a timely basis or at all; the Company’s ability to combine its businesses and PLG successfully or in a timely and cost-efficient manner; the degree of business disruption relating to the PLG acquisition; the Company’s ability to successfully develop its brands and businesses; changes in interest rates, tax laws, duty structures, tariffs, quotas or applicable assessments in countries of import and export including anti-dumping measures and trade defense actions; changes in consumer preferences, spending patterns, buying patterns or price sensitivity; changes in future pension funding requirements and pension expenses; the ability to secure and protect owned intellectual property or use licensed intellectual property; cancellation of orders for future delivery, or the failure of the Department of Defense to exercise future purchase options, award new contracts or the cancellation of existing contracts by the Department of Defense or other military purchasers; changes in planned customer demand, re-orders or at-once orders; changes in relationships with, including the loss of, significant customers; the availability and pricing of footwear manufacturing capacity; reliance on foreign sourcing; failure of international licensees and distributors to meet sales goals or to make timely payments on amounts owed; disruption of technology systems; regulatory or other changes affecting the supply or price of materials used in manufacturing; the impact of regulatory or legal proceedings and legal compliance risks; the availability of power, labor and resources in key foreign sourcing countries, including China; the cost, availability and management of raw materials, inventories, services and labor for owned and contract manufacturers; the impact of competition and pricing; the impact of changes in the value of foreign currencies; the development of new initiatives; the risks of doing business in developing countries, and politically or economically volatile areas; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; seasonality and weather; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; the failure to maintain the security of personally identifiable and other information of customers, stockholders and employees; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.

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WOLVERINE WORLD WIDE, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

($000s, except per share data)

	12 Weeks Ended		36 Weeks Ended
	September 8, 2012	September 10, 2011	September 8, 2012	September 10, 2011
Revenue	$353,067	$361,590	$988,595	$1,002,601
Cost of products sold	214,512	214,907	599,776	596,003

Gross profit	138,555	146,683	388,819	406,598
Gross margin	39.2%	40.6%	39.3%	40.6%
Selling, general and administrative expenses	89,244	90,242	274,753	267,325
Acquisition related costs	2,986	—	7,929	—

Operating expenses	92,230	90,242	282,682	267,325
As a % of revenue	26.1%	25.0%	28.6%	26.7%

Operating profit	46,325	56,441	106,137	139,273
Operating margin	13.1%	15.6%	10.7%	13.9%
Interest expense, net	283	293	1,031	647
Acquisition related interest expense	1,443	—	1,443	—
Other (income) expense, net	(320)	(257)	1,295	136

	1,406	36	3,769	783

Earnings before income taxes	44,919	56,405	102,368	138,490
Income taxes	12,153	15,970	18,109	38,216
Effective tax rate	27.1%	28.3%	17.7%	27.6%

Net earnings	32,766	40,435	84,259	100,274
Net earnings (loss) attributable to noncontrolling interests	39	—	(144)	—

Net earnings attributable to Wolverine Worldwide	$32,727	$40,435	$84,403	$100,274

Diluted earnings per share	$0.66	$0.82	$1.71	$2.01

Supplemental information:
Net earnings used to calculate diluted earnings per share	$32,212	$39,790	$82,999	$98,669
Shares used to calculate diluted earnings per share	48,615	48,731	48,401	49,073
Weighted average shares outstanding	48,872	48,935	48,667	49,222

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

($000s)

	September 8, 2012	September 10, 2011
ASSETS:
Cash and cash equivalents	$144,346	$97,902
Receivables	280,457	278,360
Inventories	269,676	275,248
Other current assets	32,883	30,149

Total current assets	727,362	681,659
Property, plant and equipment, net	75,949	77,299
Other assets	144,735	136,591

Total Assets	$948,046	$895,549

LIABILITIES & EQUITY:
Accounts payable and other accrued liabilities	$143,977	$154,153
Current maturities on long-term debt	—	531
Revolving credit agreement	27,000	59,500

Total current liabilities	170,977	214,184
Other non-current liabilities	109,372	80,399
Stockholders’ equity	666,616	600,966
Noncontrolling interest	1,081	—

Total Liabilities and Equity	$948,046	$895,549

WOLVERINE WORLD WIDE, INC.

REVENUE BY OPERATING GROUP

(Unaudited)

($000s)

	12 Weeks Ended
	September 8, 2012		September 10, 2011		Change
	Revenue	% of Total	Revenue	% of Total	$	%
Outdoor Group	$133,962	37.9%	$145,375	40.2%	$(11,413)	-7.9%
Heritage Group	129,579	36.7%	127,975	35.4%	1,604	1.3%
Lifestyle Group	52,650	14.9%	55,472	15.3%	(2,822)	-5.1%
Other	2,071	0.6%	3,874	1.1%	(1,803)	-46.5%

Total branded footwear, apparel and licensing revenue	318,262	90.1%	332,696	92.0%	(14,434)	-4.3%
Other business units	34,805	9.9%	28,894	8.0%	5,911	20.5%

Total Revenue	$353,067	100.0%	$361,590	100.0%	$(8,523)	-2.4%

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

($000s)

	36 Weeks Ended
	September 8, 2012	September 10, 2011
OPERATING ACTIVITIES:
Net earnings	$84,259	$100,274
Adjustments necessary to reconcile net cash provided by (used in) operating activities:
Depreciation and amortization	11,454	11,413
Deferred income taxes	(3,557)	(1,893)
Stock-based compensation expense	10,977	10,160
Excess tax benefits from stock-based compensation expense	(6,042)	(2,271)
Pension expense	19,423	12,117
Pension contribution	(26,657)	(31,800)
Other	(4,981)	1,686
Changes in operating assets and liabilities	(76,227)	(138,799)

Net cash provided by (used in) operating activities	8,649	(39,113)
INVESTING ACTIVITIES:
Investment in joint venture	(2,484)	—
Additions to property, plant and equipment	(8,340)	(13,470)
Other	(1,831)	(1,858)

Net cash used in investing activities	(12,655)	(15,328)
FINANCING ACTIVITIES:
Net borrowings under revolver	16,000	59,500
Cash dividends paid	(17,605)	(17,018)
Purchase of common stock for treasury	(2,399)	(55,795)
Surrender of common stock for treasury	(5,668)	(1,828)
Other	14,651	14,276
Contributions from noncontrolling interests	1,225	—

Net cash provided by (used in) financing activities	6,204	(865)
Effect of foreign exchange rate changes	2,136	2,808

Increase (decrease) in cash and cash equivalents	4,334	(52,498)
Cash and cash equivalents at beginning of year	140,012	150,400

Cash and cash equivalents at end of the quarter	$144,346	$97,902

As required by the Securities and Exchange Commission Regulation G, the following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

RECONCILIATION OF REPORTED EPS TO ADJUSTED EPS,

EXCLUDING NON-RECURRING ACQUISITION RELATED COSTS*

(Unaudited)

	As Reported Twelve Weeks Ended September 8, 2012	Non-recurring Acquisition Related Costs	As Adjusted Twelve Weeks Ended September 8, 2012
Diluted earnings per share	$0.66	$0.06	$0.72

RECONCILIATION OF REPORTED FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS,

EXCLUDING NON-RECURRING ACQUISITION RELATED COSTS*

(Unaudited)

($ millions)

	As Reported Twelve Weeks Ended September 8, 2012	Non-recurring Acquisition Related Costs	As Adjusted Twelve Weeks Ended September 8, 2012
Operating Expenses	$92.2	$3.0	$89.2
Percentage of Revenue	26.1%		25.3%

RECONCILIATION OF REVENUE GUIDANCE INCLUDING THE PLG ACQUISITION TO ADJUSTED

REVENUE GUIDANCE, EXCLUDING PLG*

(Unaudited)

($ millions)

	Full-Year 2012 Guidance, Including PLG (GAAP Basis)	PLG Revenue	Full-Year 2012 Guidance as Adjusted
Revenue	$1,645 - $1,655	$220	$1,425 - $1,435

RECONCILIATION OF EPS GUIDANCE INCLUDING THE PLG ACQUISITION TO ADJUSTED EPS

GUIDANCE, EXCLUDING PLG*

(Unaudited)

	Full-Year 2012 Guidance, Including PLG (GAAP Basis)	PLG Diluted Earnings Per Share	Full-Year 2012 Guidance as Adjusted
Diluted earnings per share	$1.96 - $2.06	$0.25 -$0.30	$2.26 - $2.31

*	To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company describes what certain financial measures would have been in the absence of acquisition related revenues, costs and earnings. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.